Exhibit 10.22

[Liberty Bond Services Logo]

General Agreement of Indemnity

This General Agreement of Indemnity (hereinafter the “Agreement”) is made and entered into by the following individuals, partnerships, corporations, and/or other business entities, as applicable, Primoris Corporation; ARB, Inc.; ARB Structures. Inc; Onquest, Inc.; Cardinal Contractors, Inc. (individually and collectively hereinafter called the “Indemnitor(s)”) jointly and severally, in favor of Liberty Mutual Insurance Company, Employers Insurance Company of Wausau (formerly “EMPLOYERS INSURANCE OF WAUSAU A Mutual Company”), Peerless Insurance Company, and any other company that is part of or added to the Liberty Mutual Group, severally not jointly, and for which Liberty Bond Services underwrites surety business (individually and collectively hereinafter called the “Surety”) with respect to any surety bond, undertaking, recognizance, instrument of guarantee or other surety obligations (hereinafter called the “Bond(s)”) requested from and/or issued by the Surety before or after the date of this Agreement, for i) Primoris Corporation; ARB, Inc.; ARB Structures, Inc.; Onquest, Inc.; Cardinal Contractors Inc.; ii) any of the Indemnitors or Principals’ subsidiaries or affiliates, whether present or future, and whether directly or indirectly held; and iii) any other entity or person in response to a request from any Indemnitor or Principal named herein, and, as to all of the foregoing, whether they act alone or in joint venture with others whether or not said others are named herein (individually and collectively hereinafter called the “Principal(s)”).

WITNESSETH

WHEREAS, the Indemnitors and Principals, in the performance of contracts and the fulfillment of obligations generally, whether in their own names solely or as co-adventurers with others, may desire, request, or be required to give or procure certain Bonds, and/or to renew, continue, extend or substitute, from time to time, the same or new Bonds with the same or different penalties, and/or conditions, as may be desired, requested or required, in the renewal, continuation, extension and/or substitution thereof; or the Indemnitors or Principals may request the Surety to refrain from canceling the Bonds; and

WHEREAS, at the request of the Indemnitors and with both the express understanding that this Agreement be given and in reliance upon this Agreement, the Surety has heretofore or has presently been requested to and/or has executed or has procured to be executed, and, from time to time hereafter, may be requested to and/or may execute or may procure to be executed, the Bonds, on behalf of the Principals; and

WHEREAS, the Indemnitors have a substantial, material and beneficial interest in the obtaining of the Bonds or in the Surety’s refraining from canceling any or all Bonds.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Indemnitors and Principals for themselves, their heirs, executors, administrators, successors and assigns, jointly and severally, hereby covenant and agree with the Surety, its successors and assigns, as follows:

FIRST: PREMIUMS - The lndemnitors and Principals will pay to the Surety, promptly upon demand, all premiums, costs and charges of the Surety for any Bonds requested from and/or issued by the Surety in accordance with its rate filings, its manual of rates as determined by the Surety, or as otherwise determined by the Surety, and where such premium, costs and charges are annual, continue to pay the same until the Indemnitors or Principals shall deliver evidence satisfactory to the Surety of its discharge or release from the Bonds and all liability by reason thereof.

SECOND: INDEMNITY - The Indemnitors shall exonerate, hold harmless, indemnify, and keep indemnified the Surety from and against any and all liability for losses, fees, costs and expenses of whatsoever kind or nature including, but not limited to pre- and post-judgment interest at the maximum rate permitted by law accruing from the date of a breach of this Agreement or a breach of any other written agreements between or for the benefit of the Surety and the Indemnitor(s) and/or Principal(s) (hereinafter referred to as “Other Agreements”), court costs, counsel fees, accounting, engineering and any other outside consulting fees and from and against any and all such losses, fees, costs and expenses which the Surety may sustain or incur: (1) by reason of being requested to execute or procure the execution of any Bond; or (2) by having executed or procured the execution of any Bond; or (3) by reason of the failure of the Indemnitors or Principals to perform or comply with any of the covenants and conditions of this Agreement or Other Agreements; or (4) in enforcing any of the covenants and conditions of this Agreement or Other Agreements. Payment by reason of the aforesaid causes shall be made to the Surety by the Indemnitors and/or Principals promptly, upon demand by the Surety, whether or not the Surety shall have made any payment therefor and, at the Surety’s sole option, irrespective of any deposit of collateral. If the Surety determines, in its sole judgment, that potential liability exists for losses and/or fees, costs and expenses for which the Indemnitors and Principals will be obliged to indemnify the Surety under the terms of this Agreement or Other Agreements, the Indemnitors and/or Principals shall deposit with the Surety, promptly upon demand, a sum of money equal to an amount determined by the Surety or collateral security of a type and value satisfactory to the Surety, to cover that liability, whether or not the Surety has: (a) established or increased any reserve; (b) made any payments; or (c) received any notice of any claims therefor. At the Surety’s sole option, such collateral shall be in addition to and not in lieu of any other collateral that has been previously provided to the Surety. The Surety shall have the right to use any collateral, or any part thereof, in payment or settlement of any such liabilities for which the Indemnitors and Principals would be obliged to indemnify the Surety under the terms of this Agreement or Other Agreements. In the event of any payment by the Surety, the Indemnitors and Principals further agree that in any accounting between the Surety and the Principals, or between the Surety and the Indemnitors, or either or both of them, the Surety shall be entitled to charge for any and all disbursements made by it in good faith in and about the matters herein contemplated by this Agreement or Other Agreements under the belief that it is, or was, or might be liable for the sums and amounts so disbursed or that it was necessary or expedient to make such disbursements, whether or not such liability, necessity or expediency existed; and that the vouchers or other evidence of any such payments made by the Surety shall be prima facie evidence of the fact and amount of the liability to the Surety. Surety shall have no obligation to invest or provide a return on any collateral provided to it under this Agreement.

THIRD: ASSIGNMENT - The Indemnitors hereby consenting do assign, transfer, pledge and convey to the Surety and agree to use their best efforts to cause the Principals to assign, transfer, pledge and convey to the Surety as collateral security for the full performance of the covenants and agreements herein contained, contained in Other Agreements and for the payment of any other indebtedness or liability of the Indemnitors and/or Principals to the Surety, whether heretofore or hereafter incurred, the assignment in the case of each contract being effective as of the date of the Bond covering such contract, the following: (a) all the right, title and interest of the Indemnitors and/or Principals in, and growing in any manner out of, all contracts referred to in the Bonds, or in, or growing in any manner out of the Bonds; (b) all the right, title and interest of the Indemnitors and/or Principals in and to all machinery, supplies, equipment, plant, tools and materials which are now, or may hereafter be, about or upon the site or sites of any and all contractual work referred to in the Bonds or elsewhere, including materials purchased for or chargeable to any and all contracts referred to in the Bonds, materials which may be in the process of construction, in storage at the site or elsewhere, or in transportation to any and all sites; (c) all the right, title and interest of the Indemnitors and/or Principals in and to all subcontracts let or to be let in connection with any and all contracts referred to in the Bonds, and in and to all surety bonds supporting such subcontracts; (d) all actions, causes of actions, claims and demands whatsoever which the Indemnitors and/or Principals may have or acquire against any subcontractor, laborer or materialman, or any person furnishing or agreeing to furnish or supply labor, material, supplies, machinery, tools, or other equipment in connection with or on account of any and all contracts referred to in the Bonds; and against any surety or sureties of any subcontractor, laborer or materialman; and (e) any and all percentages retained and any and all sums that may be due or hereafter become due on account of any and all contracts referred to in the Bonds and all other contracts whether bonded or not in which the Indemnitors or Principals have an interest; (f) all licenses, patents, copyrights and trade secrets; (g) all warehouse receipts, bills of lading and general intangibles; (h) all tax refunds and claims for tax refunds; and (i) all limited partnership and general partnership interests; but only in the event of: (1) any abandonment, forfeiture or breach of any contract referred to in the Bonds or of any breach of any Bond; or (2) a default in discharging any other Indebtedness or liabilities incurred in connection therewith, when due; or (3) any breach of the covenants and conditions of this Agreement or Other Agreements, including but not limited to the failure to obtain from the Surety written approval of a Change in Control; or (4) an assignment by any Indemnitor or Principal for the benefit of creditors, or of the appointment or any application for the appointment, of a receiver or trustee for any Indemnitor or Principal whether insolvent or not; or (5) any proceeding which deprives the Indemnitor or Principal of the use of any of the machinery, supplies, equipment, plant, tools or material referred to in section (b) of this paragraph; or (6) any Indemnitor or Principal’s death, absconding, disappearance, incompetence, insolvency, conviction of a felony, or imprisonment, if the Indemnitor or Principal be an individual. Principal(s) shall further obtain, maintain and assign all proceeds from insurance coverage as may be required by the Surety from insurance companies acceptable to Surety, including, as may be applicable, coverage for acts of terrorism. Failure to obtain or maintain insurance coverages so required by Surety shall be a breach of this agreement and shall permit Surety to demand cash collateral from Principal(s) in an amount up to and including the full penal sum of any outstanding Bond(s).

FOURTH: UNIFORM COMMERCIAL CODE - This Agreement shall constitute a Security Agreement to the Surety and also a Financing Statement, both in accordance with the provisions of the Uniform Commercial Code of every jurisdiction wherein such Code is in effect and may be so used by the Surety without in any way abrogating, restricting or limiting the rights of the Surety under this Agreement or under law, or in equity. A carbon, photographic or other reproduction of this Agreement may be filed as a Financing Statement.

FIFTH: TAKEOVER - In the event of any of the following: breach, default, or termination asserted by the obligee in any Bond; any Principal’s abandonment of the work or forfeiture of any contract covered by any Bond, any Principal’s failure to pay obligations incurred in connection therewith; or if the Principal is an individual, in the event of the Principal’s death, absconding, disappearance, incompetence, insolvency, conviction of a felony, or imprisonment; the bankruptcy of any Principal; the appointment of a receiver or trustee for any Principal or for the property of any Principal; an assignment for the benefit of creditors of any Principal; if any action is taken by or against any Principal under or by virtue of the Federal Bankruptcy Code; should reorganization or arrangement proceedings be filed by or against any Principal under said Code; and/or if any action is taken by or against any Principal under the insolvency laws of any state, possession or territory of the United States, then the Surety shall have the right, at its option and in its sole discretion and is hereby authorized, with or without exercising any other right or option conferred upon it by law or under the terms of this Agreement, to take possession of any part or all of the work under any contract or contracts covered by the Bonds, and the Indemnitors hereby agree to use their best efforts to cause the Principal to permit the Surety to take possession of any part or all of the work under any contract or contracts covered by the Bonds, at the expense of the Indemnitors and Principals, to complete or arrange for the completion of the same, and the Indemnitors and Principals shall promptly, upon demand, pay to the Surety all losses, fees, costs and expenses so incurred.

SIXTH: CHANGES - The Surety is authorized and empowered, without notice to or knowledge of the Indemnitors or Principals, to assent to any change whatsoever in the Bonds, and/or any contracts referred to in the Bonds, and/or in the general conditions, plans and/or specifications accompanying said contracts, including, but not limited to, any change in the time for the completion of said contracts and to payments or advances thereunder before the same may be due, and to assent to or take any assignment or assignments, to execute or consent to the execution of any continuations, extensions or renewals of the Bonds and to execute any substitute or substitutes therefor, with the same or different conditions, provisions and obligees and with the same or larger or smaller penalties, it being expressly understood and agreed that the Indemnitors shall remain bound under the terms of this Agreement even though any such assent by the Surety does or might substantially increase the liability of said Indemnitors. Indemnitors further represent and warrant to surety that they are currently informed and remain informed and apprised of Principal’s or Principals’ business activities, ventures and financial affairs, including but not limited to the type, size (single job and/or aggregate program), location and status of projects and contracts performed by Principal(s) and secured by Bond(s) executed, provided or procured by Surety. Surety has no obligation to inform the Indemnitors of any change in any aspect of Principal(s)’ business activities or financial affairs.

SEVENTH: ADVANCES - The Surety is authorized and empowered, in its sole discretion and without any obligation to do so, to guarantee loans, to advance, or lend to an Indemnitor or Principal any money, which the Surety may see fit, for the purpose of any contracts referred to in, or guaranteed by the Bonds, or pursuant to any Other Agreements, and all money so expended, lent, advanced, or loans guaranteed from time to time to or on behalf of any such Indemnitor or Principal in connection therewith, including costs of investigation, administration, and/or in the completion of any contract by the Surety, and any and all other costs and expenses incurred by the Surety in relation thereto, unless repaid with interest at the maximum rate permitted by law by any Indemnitor or Principal to the Surety when due, shall be presumed to be a loss by the Surety for which the Indemnitors and Principals shall be responsible notwithstanding that said money or any part thereof should not be so used by any such Indemnitor or Principal.

EIGHTH: BOOKS AND RECORDS - Principal(s) and Indemnitor(s) shall provide to Surety within 120 days of their fiscal year end, financial statements prepared in accordance with Generally Accepted Accounting Principles, and reports prepared by reputable accounting firms prepared in accordance with the AICPA’s Statements on Standards for Accounting and Review Services (“SARS”). If principal(s) and/or Indemnitor(s) have reports prepared by reputable accounting firms in accordance with the AICPA’s Statements on Auditing Standards in the ordinary course of their financial reporting, then such reports shall be supplied instead of the reports in accordance with SARS. Principal(s) and Indemnitor(s) shall also provide any management letters received from their accountants within 30 days of receipt. In addition to the foregoing, at any time, and until such time as the liability of the Surety under any and all Bonds is terminated, or the Surety is fully reimbursed all amounts due to it under this Agreement or Other Agreements, the Surety shall have the right of reasonable access to the books, records and/or accounts of the Indemnitors and Principals for the purpose of inspection, copying or reproduction; and any financial institution, depository, materialman, supply house or other person, firm or corporation is hereby specifically authorized by each Indemnitor and Principal to furnish the Surety, at the Surety’s request, any information requested including but not limited to, financial and credit reports relating to the financial condition of the Indemnitors and/or Principals, and as to any bonded or non-bonded contract performed, in progress or awarded, the status of the work, the condition of the performance of such contracts and payments of accounts. The Indemnitors and Principals agree to provide any additional releases, requests, waivers or any other documents required in order to allow the Surety access to the requested information. Failure to provide the information required in this paragraph shall be a breach of this Agreement, and shall entitle Surety to demand in its sole discretion cash collateral up to the penal sum of any outstanding Bond(s).

NINTH: DECLINE EXECUTION - The Surety, at its sole discretion, may decline to execute, renew or extend any Bond, including final bonds, and may cancel any Bond unless the Bond states otherwise, and the Indemnitors and Principals agree to make no claim to the contrary. If the Surety shall execute a Bid or Proposal Bond, it shall have the right to decline to execute any other Bonds that may be required in connection with any award that may be made under the proposal for which the Bid or Proposal Bond is given, and such declination shall not diminish or alter the liability that may arise by reason of having executed the Bid or Proposal Bond. The Indemnitors and Principals acknowledge that the Surety makes no representation as to the validity or acceptability of any Bond to any person, firm or entity of whatever sort or kind under any contract, and agree that they shall have no claim against the Surety arising out of or in any manner relating to the failure or refusal of any person, firm or entity of whatever sort or kind to award any contract to the Principals, or to accept any Bond executed and delivered by the Surety, or that the Surety has been requested to execute and delivery.

TENTH: NOTICE OF EXECUTION - The Indemnitors and Principals hereby waive notice of the execution of any Bond, the acceptance of this Agreement or Other Agreements, and of any change in surety credit or other fact that might materially alter the Indemnitors and Principals’ obligations hereunder, and the Indemnitors and Principals hereby waive all notice of any default, or any other act or acts giving rise to any claim under any Bond, as well as notice of any and all liability of the Surety under any Bond, and any and all liability on their part hereunder, to the end and effect that, the Indemnitors and Principals shall be and continue to be liable hereunder, notwithstanding any notice of any kind to which they might have been or be entitled, and notwithstanding any defenses they might otherwise have been entitled to make as a result of lack of notice.

ELEVENTH: TRUST FUND - The Indemnitors and Principals covenant and agree that all of their interest, title and rights in any contract or undertaking referred to in any Bond, or in, or growing in any manner out of any Bond, including but not limited to payments for or on account of any contract, shall be held as a trust fund and/or as a constructive or equitable trust in which the Surety has an interest, and shall inure to the benefit of the Surety for any liability or loss it may have or sustain under any Bond including but not limited to the payment of obligations incurred in the performance of any contract and for labor, materials, and services furnished in the prosecution of the work provided in any contract or any authorized extension or modification thereof, and, further, it is expressly understood and declared that all monies due and to become due under any contract covered by any Bond are trust funds, whether in the possession of the Indemnitors or Principals or otherwise, for the benefit of and for payment of all such obligations in connection with any such contract for which the Surety would be liable under any Bond, said trust also inures to the benefit of the Surety for any liability or loss it may have or sustain under any Bond, under this Agreement, or under any Other Agreements, and this Agreement constitutes notice of such trust.

TWELFTH: HOMESTEAD - To the extent permitted by applicable law, the Indemnitors and Principals hereby waive, so far as their respective obligations under this Agreement are concerned, all rights to claim any of their property including their respective homesteads, as exempt from levy, execution, sale or other legal process under the laws of any state, territory or possession.

THIRTEENTH: SETTLEMENTS - The Surety shall have the right, at its option and sole discretion, to adjust, settle or compromise any claim, demand, suit or judgment upon any Bond, unless any Indemnitor or Principal, providing a reasonable legal basis therefor, shall request the Surety to litigate such claim or demand, or to defend such suit, or to appeal from such judgment, and shall deposit with the Surety, at the time of such request, cash or collateral satisfactory to the Surety in kind and amount to be used in paying any judgment or judgments rendered or that may be rendered, with interest, costs, expenses and attorneys’ fees, including those of the Surety.

FOURTEENTH: SURETIES - In the event the Surety procures the execution of any Bond by other sureties, or executes any Bond with co-sureties, or reinsures any portion of any Bond with reinsuring sureties, then all the terms and conditions of this Agreement shall inure also to the benefit of such other sureties, co-sureties and reinsuring sureties, their successors and assigns, as their interests may appear.

FIFTEENTH: SUITS - Separate suits may be brought hereunder as causes of action accrue, and the bringing of suit or the recovery of judgment upon any cause of action shall not prejudice or bar the bringing of other suits upon other causes of action, whether theretofore or thereafter arising.

SIXTEENTH: OTHER INDEMNITY - The addition to this Agreement of any Indemnitor, including any entities acquired after the date of execution of this Agreement, may be effected by written amendment executed by such Indemnitor only, notwithstanding any language herein to the contrary. The Indemnitors and Principals shall continue to remain bound under the terms of the Agreement, Other Agreements, and any other agreements containing indemnity obligations, even though the Surety may from time to time heretofore or hereafter, with or without notice to or knowledge of the Indemnitors and Principals, accept, release, or reduce any indemnity obligations or collateral of current or future Indemnitors and Principals for any reason, The Indemnitors and Principals expressly waive notice from the Surety of any such action and, furthermore, it is explicitly understood and agreed by the Indemnitors and Principals that any and all other rights which the Surety may have or acquire against the Indemnitors and Principals and/or others under any such agreements or additional agreements or collateral shall be in addition to, and not in lieu of, the rights afforded the Surety under this Agreement. No Indemnitor shall make any defense to the enforcement of this Agreement based on the execution of Other Agreements or related to the addition or the release of any Indemnitor, and each Indemnitor explicitly confirms its joint and several liability for Bonds issued by the Surety as provided in this Agreement. Principals and Indemnitors also waive and subordinate all rights of indemnity, subrogation and contribution against each other until all obligations to the Surety under the agreement, at law or in equity, have been satisfied in full.

SEVENTEENTH: INVALIDITY - Invalidity of any provision of this Agreement by reason of the laws of any jurisdiction shall not render the other provisions hereof invalid. In case any of the parties set forth in this Agreement fail to execute the same, or in case the execution hereof by any of the parties be defective or invalid for any reason, including lack of authority to bind any party, such failure, defect or invalidity shall not in any manner affect the validity of this Agreement or the liability hereunder of any of the parties executing the same, but each and every party so executing shall be and remain fully bound and liable hereunder to the same extent as if such failure, defect or invalidity had not existed. Each party agrees to execute promptly any documentation necessary to cure any such failure, defect or invalidity. It is understood and agreed by the Indemnitors and Principals that the rights, powers, and remedies given the Surety under this Agreement shall be and are in addition to, and not in lieu of, any and all other rights, powers, and remedies which the Surety may have or acquire against the Indemnitors and Principals or others whether by the terms of any other agreement or by operation of law or otherwise.

EIGHTEENTH: ATTORNEY-IN-FACT - The Indemnitors and Principals hereby irrevocably nominate, constitute, appoint and designate the Surety as their attorney-in-fact with the full right and authority, but not the obligation, to exercise all the rights of the Indemnitors and Principals assigned, transferred and set over to the Surety in this Agreement, with full power and authority to execute on behalf of and sign the name of any Indemnitor and/or Principal to any voucher, financing statement, release, satisfaction, check, bill of sale of all or any property by this Agreement assigned to the Surety, or other documents or papers deemed necessary and proper by the Surety in order to give full effect not only to the intent and meaning of the within assignments, but also to the full protection intended to be herein given to the Surety under all other provisions of this Agreement. The Indemnitors and Principals hereby ratify and confirm all acts and actions taken and done by the Surety as such attorney-in-fact and agree to protect and hold harmless the Surety for acts herein granted as attorney-in-fact.

NINETEENTH: TERMINATION - Any Indemnitor may terminate its liability under this Agreement upon twenty days’ written notice sent by registered and certified mail or courier requiring proof of delivery signature to the Surety, in care of Liberty Bond Services, Interchange Corporate Center, 450 Plymouth Road, Suite 400, Plymouth Meeting, PA 19462-1644, but any such notice of termination shall not operate to modify, bar, or discharge Indemnitors or Principals as to any Bonds (a) that may have been executed or authorized prior to the expiration of the notice period; (b) which may be executed after the expiration of the notice period in fulfillment of any commitment given by the Surety prior to the expiration of such notice period; (c) executed in connection with any project as to which any bid bond was executed or authorized prior to the expiration of such notice period; and/or (d) which are renewed, extended, substituted or modified after the expiration of such notice period. Such termination of liability as to any Indemnitor or Principal in no way affects the obligation of any other Indemnitor or Principal who has not given notice as herein provided.

TWENTIETH: AMENDMENTS - This Agreement may not be changed or modified orally. No change or modification shall be effective unless made by written amendment executed to form a part hereof.

TWENTY-FIRST: JURISDICTION - As to any legal action or proceeding related to this Agreement, the Indemnitors and Principals consent to the general jurisdiction of any local, state or Federal court of the United States or its territories having proper subject matter jurisdiction or in any court of the United States or its territories in which any claim may be brought against the Surety under any Bonds, and waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis, Indemnitors and Principals further waive personal service or any and all process.

TWENTY-SECOND: CURRENCY EXCHANGE - Should the Surety, when making any payment or incurring any expense directly or indirectly related to Bonds expend funds in currencies other than U.S. Dollars, then Indemnitors shall either reimburse the Surety in U.S. Dollars equal to the amount expended by the Surety at the time the foreign currency was purchased or shall defray the cost of any exchange variation, thereby indemnifying the Surety for any decrease in the valuation of the currency purchased.

TWENTY-THIRD: CHANGE IN CONTROL - The Indemnitors agree to provide the Surety with, at least, forty five (45) days prior written notice of a Change in Control (defined below) and to designate the name and address of the Indemnitor with whom the Surety should correspond with respect to this paragraph, which Indemnitor, all Indemnitors agree is designated to act on behalf of them pursuant to this paragraph. Upon receipt of such notice, the Surety shall advise the Indemnitor designated above, in writing, of its election to (i) approve such Change in Control or (ii) demand that the Indemnitors’ procure the discharge of the Surety from any Bonds and all liability by reason thereof. If the Indemnitors fail to give the Surety timely notice of a Change in Control or if the Surety does not approve the Change in Control and if such discharge is not procured to the sole satisfaction of the Surety then, immediately, upon the Surety’s written demand, the Indemnitors shall deposit a sum of money or collateral, of a type and value satisfactory to the Surety, equal to the aggregate penal sum of the then outstanding Bonds, as determined by the Surety in its sole discretion. The Surety shall send its written demand to the Indemnitor designated above by overnight courier or by registered or certified mail. The Indemnitors hereby acknowledge that if they or any one of them breaches the obligations set forth in this paragraph, the Surety will not have an adequate remedy at law, will suffer irreparable harm and shall be entitled to injunctive relief, enforcing the terms of this paragraph, as well as a final decree, order or judgment granting Surety specific performance of the terms of this Agreement.

“Change in Control” shall mean: (a) the transfer, merger or consolidation (in one transaction or a series of transactions) of all or substantially all of the assets of any non-individual Principal or Indemnitor; (b) the acquisition (in one transaction or a series of transactions) by any person or group, directly or indirectly, of fifty (50%) percent or more of the beneficial ownership or control of any Principal or Indemnitor; or (c) the acquisition by any Principal or Indemnitor, directly or indirectly, of fifty (50%) percent or more of the beneficial ownership or control in any joint venture, subsidiary, division, affiliate, limited partnership, limited liability partnership, limited liability company or other entity through the issuance of ten (10%) percent or more of the voting power of the total outstanding voting stock of any Principal or Indemnitor.

TWENTY-FOURTH: DOMESTIC PRINCIPAL DOING FOREIGN CONTRACTS/ GOVERNING LAW - The Indemnitors and Principals hereby agree that as to any legal action or proceeding related to any Bond(s) issued in connection with contracts to be performed outside the United States and its territories, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof), except to the extent superseded by Federal law.

DATED as of this ____ day of __________, 2004

By affixing their signatures hereto, each Indemnitor signing on behalf of a business entity warrants that each is duly authorized by Indemnitor to bind Indemnitor to this Agreement:

Witness/Attest: /s/ John P. Schauerman John P. Schauerman SVP, Secretary, Treasurer	Primoris Corporation Tax ID 83-037-7797 26000 Commercentre Drive Lake Forest, CA 92630 By: /s/ John B. Sandman (Seal) John B. Sandman President

Witness/Attest: /s/ John P. Schauerman John P. Schauerman SVP, Secretary, Treasurer	ARB, Inc. Tax ID 95-215-9777 26000 Commercentre Drive Lake Forest, CA 92630 By: /s/ John B. Sandman (Seal) John B. Sandman President

Witness/Attest: /s/ Alfons Theeuwes Alfons Theeuwes CFO, Secretary, Treasurer	ARB, Inc. Tax ID 83-037-7796 26000 Commercentre Drive Lake Forest, CA 92630 By: /s/ John B. Sandman (Seal) John B. Sandman President

Witness/Attest: /s/ Stacy Walters Stacy Walters Secretary	Onquest, Inc. Tax ID 30-004-3099 26000 Commercentre Drive Lake Forest, CA 92630 By: /s/ Dave Baker (Seal) Dave Baker President & CEO

Witness/Attest: /s/ Keith Pickle Keith Pickle Secretary, Treasurer	Cardinal Contractors, Inc. Tax ID 26000 Commercentre Drive Lake Forest, CA 92630 By: /s/ William J. McDevitt (Seal) William J. McDevitt President & CEO